AEP Reports 2012 Third-Quarter Earnings

COLUMBUS, Ohio, Oct. 24, 2012 /PRNewswire/ --

  Third-quarter earnings $1.00 per share GAAP and $1.02 per share operating
  Continued discipline around controlling costs
  Receipt of Ohio orders provides additional clarity

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Third quarter ended Sept. 30			Year-to-date ended Sept. 30
	2012	2011	Variance	2012	2011	Variance
Revenue ($ in billions)	4.2	4.3	(0.1)	11.3	11.7	(0.4)
Earnings ($ in millions):
GAAP	487	928	(441)	1,238	1,633	(395)
Operating	496	566	(70)	1,255	1,310	(55)
EPS ($):
GAAP	1.00	1.92	(0.92)	2.55	3.39	(0.84)
Operating	1.02	1.17	(0.15)	2.59	2.72	(0.13)
EPS based on 485mm shares Q3 2012, 482mm in Q3 2011, 484mm in YTD 2012 and 482mm in YTD 2011

American Electric Power (NYSE: AEP) today reported 2012 third-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $487 million or $1.00 per share, compared with $928 million or $1.92 per share for third-quarter 2011.

Operating earnings (excluding special items) for third-quarter 2012 were $496 million or $1.02 per share, $9 million or $0.02 per share higher than GAAP earnings, because of a pretax $13 million adjustment associated with the Southwestern Electric Power Co. Texas jurisdictional cost cap on the construction of the John W. Turk Jr. coal-fueled power plant in Arkansas. Year-to-date operating earnings for the nine months ending Sept. 30 were $1.255 billion or $2.59 per share, $17 million or $0.04 per share higher than GAAP earnings as a result of the Turk Plant cost-cap adjustment and an $8 million or $0.02-per-share severance provision related to the first phase of AEP's cost restructuring efforts. GAAP earnings in third-quarter 2011 were substantially higher than operating earnings as a result of a favorable Texas Supreme Court decision on stranded costs.

A full reconciliation of 2012 and 2011 GAAP earnings with operating earnings for the quarter and year to date is included in tables at the end of this news release.

"Continued discipline around controlling costs and positive rate changes across multiple jurisdictions partially offset a number of negative impacts on our financial performance in the third quarter. Customer switching in Ohio and the restoration costs associated with the June 29 derecho, which left an unprecedented 1.4 million of our customers in five states without power, hurt our performance. The drought and associated low-water conditions also hampered our river transportation business," said Nicholas K. Akins, president and chief executive officer.

"We are meeting our investment commitments in the transmission segment of our business, primarily through Electric Transmission Texas and our state transmission companies, and we are beginning to see earnings improvement each quarter from transmission. Our transmission business remains a key component of our strategy for future earnings growth," Akins said. "On the generation side of our business, our Turk Plant, the first ultra-supercritical coal plant in the nation, is nearly complete and we expect to start generating electricity from the plant before the end of the year. This facility demonstrates once again our ability to persevere and execute successfully on our plans, despite significant challenges. I commend our employees and the business and community partners who helped make Turk happen. I know that region will benefit from the jobs and economic support that this plant provides."

EARNINGS GUIDANCE

"Our earnings guidance for 2012 remains suspended because of the ongoing Ohio regulatory proceedings. We have received orders from the Public Utilities Commission of Ohio regarding capacity charges, the Electric Security Plan and our corporate separation plan. These decisions have provided clarity for our transition to full competition in Ohio, but some of these orders still are subject to rehearing at the commission," Akins said.

"Despite some bright spots in the economy, particularly related to shale gas development, the recovery is tenuous, and overall load growth in the regions where we operate is expected to remain essentially flat. Our employees have continued to demonstrate their ability to help us control costs and support our earnings performance," Akins said. "We've been taking a hard look at all aspects of our company over the last few months to ensure that our cost profile is properly aligned to support our future plans. That study will continue into the fourth quarter, and we are confident that we will identify opportunities for sustainable cost-structure realignment and savings. We plan to discuss the results of this effort in more detail in early 2013."

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	3Q 12	3Q 11	Variance	YTD 12	YTD 11	Variance
Utility Operations	470	904	(434)	1,217	1,625	(408)
Transmission Operations	14	9	5	31	19	12
AEP River Operations	(1)	17	(18)	11	23	(12)
Generation and Marketing	10	8	2	4	20	(16)
All Other	(6)	(10)	4	(25)	(54)	29
Total GAAP Earnings	487	928	(441)	1,238	1,633	(395)

Operating Earnings	3Q 12	3Q 11	Variance	YTD 12	YTD 11	Variance
Utility Operations	479	542	(63)	1,234	1,280	(46)
Transmission Operations	14	9	5	31	19	12
AEP River Operations	(1)	17	(18)	11	23	(12)
Generation and Marketing	10	8	2	4	20	(16)
All Other	(6)	(10)	4	(25)	(32)	7
Total Operating Earnings	496	566	(70)	1,255	1,310	(55)
A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

Operating earnings from Utility Operations during third-quarter 2012 were $63 million lower than in third-quarter 2011. This reflects lost earnings due to customer switching in Ohio, higher storm restoration costs and cooler temperatures in relation to last year, offset by the positive impact of successful rate proceedings and lower spending as a result of our cost-containment efforts. The difference between GAAP and operating earnings in third-quarter 2012 relates to the Turk Plant cost-cap adjustment discussed above.

Operating earnings from AEP River Operations during third-quarter 2012 were $18 million lower than in third-quarter 2011 primarily due to the 2012 drought, which significantly impacted river conditions.

OPERATING MARGIN FROM UTILITY OPERATIONS
$ in millions

	3Q 12	3Q 11	Variance	YTD 12	YTD 11	Variance
East Regulated Integrated Utilities	766	727	39	2,240	2,132	108
Ohio Power Company	666	727	(61)	1,852	2,099	(247)
West Regulated Integrated Utilities	450	460	(10)	1,105	1,110	(5)
Texas Wires	183	189	(6)	493	502	(9)
Off-System Sales	91	111	(20)	274	293	(19)
Transmission Revenue - 3rd Party	129	109	20	366	311	55
Other Operating Revenue	153	142	11	386	403	(17)
Utility Margin	2,438	2,465	(27)	6,716	6,850	(134)

Margin represents total revenues less the related direct cost of fuel, including consumption of chemicals and emissions allowances and purchased power.

Retail Sales – Retail margins for the third quarter were $38 million less than in the same period in 2011, primarily because of lost margins from customer switching in Ohio and cooler temperatures in relation to 2011, offset by the favorable impact of rate decisions. Retail Sales includes the East Regulated Integrated Utilities, Ohio Power Company, West Regulated Integrated Utilities and Texas Wires.

Off-System Sales – Margins from Off-System Sales were $20 million lower for third- quarter 2012 compared with the same period in 2011 because of lower demand and lower power prices.

Transmission Revenue – 3rd Party– Transmission Revenue for third-quarter 2012 was $20 million higher than for the same period in 2011, primarily as a result of increased revenues in ERCOT and PJM, including revenues associated with customer switching.

Other Operating Revenue – Other Operating Revenue for third-quarter 2012 was comparable with the same period last year.

SELECT OTHER OPERATING EXPENSES - UTILITY OPERATIONS

The following Utility Operations expense categories had significant fluctuations in 2012 compared with 2011 (dollars in millions):

	3Q 12	3Q 11	Variance	YTD 12	YTD 11	Variance
Maintenance and Other Operations	860	876	(16)	2,373	2,564	(191)
Depreciation and Amortization	458	435	23	1,318	1,226	92
Other Income & Deductions	34	99	(65)	108	188	(80)

Operations and maintenance expense decreased $16 million in third-quarter 2012, when compared with the prior year, primarily as a result of controlled spending measures instituted in 2012, partially offset by higher storm restoration costs.

Depreciation and Amortization expense increased $23 million in third-quarter 2012, when compared with the prior year, because of higher depreciation related to shortened plant lives for certain generating plants and higher amortization expense associated with regulatory assets.

Other Income & Deductions were $65 million lower in third-quarter 2012, when compared with the prior year, due to carrying cost income associated with the Texas capacity auction true-up that was recognized in July 2011 when the Supreme Court of Texas overturned a 2006 Texas Commission order. The capacity auction true-up amount, including accrued interest, was securitized in first-quarter 2012.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9 a.m. EDT today at http://www.aep.com/go/webcasts. The webcast will include audio of the conference call and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen during the live webcast. Archived calls also are available as podcasts.

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American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

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AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's operating earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses operating earnings data internally to measure performance against budget and to report to AEP's board of directors.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: the economic climate and growth in, or contraction within, AEP's service territory and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing AEP's ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load, customer growth and the impact of retail competition, particularly in Ohio; weather conditions, including recent storms in our eastern service territory, and AEP's ability to recover significant storm restoration costs through applicable rate mechanisms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of necessary generating capacity and the performance of AEP's generating plants; AEP's ability to resolve I&M's Donald C. Cook Nuclear Plant Unit 1 restoration and outage-related issues through warranty, insurance and the regulatory process; AEP's ability to recover regulatory assets and stranded costs in connection with deregulation; AEP's ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP's ability to build or acquire generating capacity, and transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances or additional regulation of fly ash and similar combustion products that could impact the continued operation and cost recovery of AEP's plants and related assets; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP's ability to constrain operation and maintenance costs; AEP's ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; volatility and changes in markets for electricity, natural gas and other energy-related commodities; changes in utility regulation, including the implementation of Electric Security Plans and the transition to market and expected legal separation for generation in Ohio and the allocation of costs within regional transmission organizations, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP's pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact on future funding requirements; prices and demand for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; AEP's ability to recover through rates or market prices any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; AEP's ability to successfully manage negotiations with stakeholders and obtain regulatory approval to terminate or amend the Interconnection Agreement; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the 3rd Quarter 2012
Reconciliation of GAAP to Operating Earnings

		2012
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		470	14	(1)	10	(6)	487	$ 1.00

Special Items
Turk Plant	a	9	-	-	-	-	9	$ 0.02

Total Special Items		9	-	-	-	-	9	$ 0.02

Operating Earnings		479	14	(1)	10	(6)	496	$ 1.02

Financial Results for the 3rd Quarter 2011
Reconciliation of GAAP to Operating Earnings

		2011
		Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
		($ millions)

GAAP Earnings		904	9	17	8	(10)	928	$ 1.92

Special Items
Carbon Capture & Storage	b	5	-	-	-	-	5	$ 0.01
Sporn Unit 5 Retirement	a	31	-	-	-	-	31	$ 0.06
Muskingum River Unit 5 - Suspended Scrubber Project	a	27	-	-	-	-	27	$ 0.06
Texas Capacity Auction True-up	c	(425)	-	-	-	-	(425)	$ (0.88)

Total Special Items		(362)	-	-	-	-	(362)	$ (0.75)

Operating Earnings		542	9	17	8	(10)	566	$ 1.17

a	Reflected in Impairments and Income Taxes
b	Reflected in Maintenance and Income Taxes
c	Reflected in Interest Income, Extraordinary Loss and Income Taxes

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2012	2011	Change

Retail Electric (in millions of kWh):
Residential	17,664	18,238	(3.1%)
Commercial	14,091	14,274	(1.3%)
Industrial	14,729	15,206	(3.1%)
Miscellaneous	824	854	(3.5%)
Total Retail (a)	47,308	48,572	(2.6%)

Wholesale Electric (in millions of kWh): (b)	12,876	13,164	(2.2%)

Total KWHs	60,184	61,736	(2.5%)

(a) Represents energy delivered to distribution customers

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

American Electric Power

Financial Results for Year-to-Date 2012
Reconciliation of GAAP to Operating Earnings

			2012
			Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
			($ millions)

GAAP Earnings			1,217	31	11	4	(25)	1,238	$ 2.55

Special Items
	Restructuring Program	a	8	-	-	-	-	8	0.02
	Turk Plant Impairment	c	9	-	-	-	-	9	0.02

	Total Special Items		17	-	-	-	-	17	$ 0.04

	Operating Earnings		1,234	31	11	4	(25)	1,255	$ 2.59

Financial Results for Year-to-Date 2011
Reconciliation of GAAP to Operating Earnings

			2011
			Utility	Transmission	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
			($ millions)

GAAP Earnings			1,625	19	23	20	(54)	1,633	$ 3.39

Special Items
	Restructuring Program	a	(9)	-	-	-	-	(9)	(0.02)
	Carbon Capture & Storage	a	31	-	-	-	-	31	0.07
	Litigation Settlement - Enron Bankruptcy	b	-	-	-	-	22	22	0.05
	Sporn Unit 5 Retirement	c	31	-	-	-	-	31	0.06
	Muskingum River Unit 5 - Suspended Scrubber Project	c	27	-	-	-	-	27	0.05
	Texas Capacity Auction True-up	d	(425)	-	-	-	-	(425)	(0.88)

	Total Special Items		(345)	-	-	-	22	(323)	$ (0.67)

	Operating Earnings		1,280	19	23	20	(32)	1,310	$ 2.72

a	Reflected in Maintenance and Other Operation, and Income Taxes
b	Reflected in Loss(Gain) of Sale of Property, and Income Taxes
c	Reflected in Impairments and Income Taxes
d	Reflected in Interest Income, Extraordinary Loss and Income Taxes

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Nine Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2012	2011	Change

Retail Electric (in millions of kWh):
Residential	45,617	48,690	(6.3%)
Commercial	38,444	38,833	(1.0%)
Industrial	44,798	44,688	0.2%
Miscellaneous	2,325	2,354	(1.2%)
Total Retail (a)	131,184	134,565	(2.5%)

Wholesale Electric (in millions of kWh): (b)	30,408	32,532	(6.5%)

Total KWHs	161,592	167,097	(3.3%)

(a) Represents energy delivered to distribution customers

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

CONTACT: Melissa McHenry, Senior Manager, Corporate Media Relations, +1-614-716-1120; or ANALYSTS CONTACT: Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840